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                                   EXHIBIT 21

                          SUBSIDIARIES OF IMANAGE, INC.


                                        Jurisdiction of Incorporation
            Name of Subsidiary                 or Organization
            ------------------                 ---------------
             iManage Limited                   United Kingdom
             iManage S.A.R.L.                      France
        NetRight Technologies, Inc.            Delaware, USA